                                   Exhibit 4.2

                            ARTICLES OF AMENDMENT OF

                                     CHARTER

                                       OF

                        BEDFORD PROPERTY INVESTORS, INC.

         THIS IS TO CERTIFY THAT:

         FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting Section 1 of
Article V in its entirety and replacing it with the following:

         Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which 15,000,000 shares are shares of Common Stock, $0.02 par value per share ("Common Stock"), 10,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $500,000.

         SECOND: immediately upon the filing (the "Filing") of these Articles of Amendment for record with the State Department of Assessments and Taxation of Maryland, every two shares of Common Stock, $0.01 par value per share, of the Corporation which were issued and outstanding immediately prior to the Filing with the SDAT shall be changed into one issued and outstanding share of Common Stock, with any fractional shares of Common Stock being combined and sold on the open market with the sales proceeds being distributed to the holders of such fractional shares as cash payment in lieu of such fractional shares. Upon the Filing, any right, option, warrant or other contract right to purchase any share or shares of Common Stock, $.01 par value per share, of the Corporation, or any security convertible into such Common Stock, $.01 par value per share, shall without further action, evidence an equivalent right, option, warrant or other contract right to purchase half of such number or numbers of shares of Common Stock, $.02 par value per share, of the Corporation or, as the case may be, a security convertible into half such number of shares of Common Stock, $.02 par value per share, of the Corporation.

         THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the Stockholders of the Corporation as required by law.

         FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary on this 29th day of March, 1996.

ATTEST:

BEDFORD PROPERTY INVESTORS, INC.

By: /s/ PETER B. BEDFORD            (Seal)
    ------------------------------
    Peter B. Bedford
    Chairman of the Board
      and Chief Executive Officer

By: /s/ JENNIFER I. MORI
    ------------------------------
    Jennifer I. Mori
    Secretary

                            ARTICLES OF AMENDMENT OF

                                     CHARTER

                        BEDFORD PROPERTY INVESTORS, INC.

         THIS IS TO CERTIFY THAT:

         FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article VIII in its entirety.

         SECOND: The charter of the Corporation is further amended by deleting the remainder of the penultimate sentence of Article IX following the phrase "entitled to be cast on the matter."

         THIRD: The amendment to the charter of the Corporation as set forth above has been duly adopted by the board of directors and approved by the Stockholders of the Corporation as required by law.

         FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary on this 29th day of March, 1996.

ATTEST:

BEDFORD PROPERTY INVESTORS, INC.

By: /s/ PETER B. BEDFORD            (Seal)
    ------------------------------
    Peter B. Bedford
    Chairman of the Board
      and Chief Executive Officer

By: /s/ JENNIFER I. MORI
    ------------------------------
    Jennifer I. Mori
    Secretary

                        BEDFORD PROPERTY INVESTORS, INC.

                            CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

         FIRST: The undersigned, Peter B. Bedford, whose address is 270 Lafayette Circle, Lafayette, California 94549, is the Chairman of the Board and Chief Executive Officer of Bedford Property Investors, Inc. (the "Company").

         SECOND: The title of the document being corrected hereby is Articles of Amendment Defining the Terms of the Series A Convertible Preferred Stock and Amending the Limitations on the Transferability of the Company's Stock (the "Articles of Amendment").

         THIRD:  The Articles of Amendment were filed on September 15, 1995.

         FOURTH: The provision of the Articles of Amendment which is to be corrected is as follows:

         The eighth line of Article V, Section 5(1) (c) currently reads as follows:

         dissolution of holders of Preferred Stock whose preferential

         FIFTH: The corrected provision of the Articles of Amendment is as follows:

         The eighth line of Article V, Section 5(1) (c) shall read as follows:

         dissolution of holders of Series A Preferred Stock and Preferred Stock whose preferential

         The undersigned acknowledges this Certificate of Correction to be his act and states, as to all matters and facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act on this 27th day of March, 1996.

ATTEST:                                    BEDFORD PROPERTY INVESTORS,
                                           INC.

/s/ JENNIFER I. MORI                       /s/  PETER B. BEDFORD
- --------------------                       ---------------------------
Jennifer I. Mori                           Peter B. Bedford
Secretary                                  Chairman of the Board and
                                           Chief Executive Officer

                        BEDFORD PROPERTY INVESTORS, INC.

                           CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

        FIRST: The undersigned, James J. Hanks, Jr., whose address is 300 East Lombard Street, 19th Floor, Baltimore, Maryland 21202, is the incorporator of Bedford Property Investors, Inc. (the "Company").

        SECOND: The title of the document being corrected hereby is the Articles of Incorporation.

        THIRD:  The Articles of Incorporation were filed on June 29, 1993.

        FOURTH: The provisions of the Articles of Incorporation which are to be corrected are as follows:

        (i) The sixth line of Article VI, Section 2 currently reads as follows:

               of holders or shares entitle to cast a majority of all the votes

        (ii) The third line of Article VI, Section 3 currently reads as follows:

               time to time of shares of its stock of any class. whether now or

        (iii) The second line of Article VIII, Section 2(c)(i) currently reads as follows:

               MarketValue (as hereinafter defined) as of the date of the consummation

        (iv) The seventh line of Article VIII, Section 2(c)(i) currently reads as follows:

               dealers' fees) aid by the Interested Stockholder for any shares of

        (v) The eighth line of Article VIII, Section 3 (a)(iii) currently reads as follows:

               owned by any Interested Stockholder of any Affiliate of any Interested

        FIFTH: The corrected provisions of the Articles of Incorporation are as follows:

        (i)    The sixth line of Article VI, Section 2 shall read as follows:

               of holders of shares entitled to cast a majority of all the votes

        (ii)   The third line of Article VI, Section 3 shall read as follows:

               time to time of shares of its stock of any class, whether now or

        (iii) The second line of Article VIII, Section 2(c)(i) shall read as follows:

               Market Value (as hereinafter defined) as of the date of the consummation

        (iv) The seventh line of Article VIII, Section 2(c)(i) shall read as follows:

               dealers' fees) paid by the Interested Stockholder for any shares of

        (v) The eighth line of Article VIII, Section 3(a)(iii) shall read as follows:

               owned by any Interested Stockholder or any Affiliate of any Interested

        The undersigned acknowledges this Certificate of Correction to be his act and states, as to all matters and facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act on this 27th day of March, 1996.



                                                         /s/ James J. Hanks, Jr.
                                                         -----------------------
                                                         James J. Hanks, Jr.
                                                         Incorporator

                       ARTICLES OF AMENDMENT DEFINING THE
              TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK AND
               AMENDING THE LIMITATIONS ON THE TRANSFERABILITY OF
                               THE COMPANY'S STOCK

         THIS IS TO CERTIFY THAT:

         FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the "Corporation"), is hereby amended by (a) deleting existing
Section 1 of Article V and adding a new Section 1 as follows and (b) adding new
Section 5 to Article V as follows:

         Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 50,000,000 shares, of which 30,000,000 shares are shares of Common Stock, $0.01 par value share ("Common Stock"), 10,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $500,000.

         Section 5. Series A Preferred Stock. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred are set forth below. The Board of Directors may reclassify any unissued shares of Series A Preferred from time to time in one or more classes or series of stock of the Corporation.

              1. Cumulative Dividends.

                       (a) (i) The holders of outstanding shares of the Series A
                 Preferred shall be entitled to receive in each fiscal quarter, when and as authorized and declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the greater of (X) the rate of $0.135 (THE "DIVIDEND RATE") per share or (Y) the dividends payable with respect to such quarter in respect of the Common Stock into which each share of the Preferred Stock is Convertible, plus, in both cases, dividends accumulated on the Series A Preferred but unpaid for all prior quarters, before any cash dividend is paid on the Common Stock for such quarter. If any shares of Series A

                 Preferred have been called for redemption by the holders of the Series A Preferred but the redemption payment has not been made thereon on the redemption date for any reason whatsoever, then the rate at which dividends shall accrue on such shares shall increase to $0.165 per share until the earlier of (A) the payment of the redemption price, or (B) such time as the size of the board has been increased to eleven pursuant to Paragraph 3(a) hereof and the holders of Series A Preferred have elected four directors to fill the newly created vacancies. The right to dividends on shares of Series A Preferred shall be cumulative.

                       (ii) Such dividends or distributions shall be payable
                 quarterly (commencing with the calendar quarter ending September 30, 1995) in arrears on such dates as the Board of Directors may from time to time determine, which shall not be later than the 45th day after the end of the calendar quarter. Any dividends payable on Series A Preferred for any partial dividend period (including the period commencing on the date the shares are initially issued and ending on September 30,
                 1995) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be authorized and declared and paid upon shares of Common Stock in any fiscal quarter of the Corporation only if dividends shall have been paid on or declared and set apart upon all shares of Series A Preferred at such quarterly rates for all prior periods through and including the end of such quarter.

                       (b) In the event the Corporation shall declare a
                 distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash distributions) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                       (c) In determining whether a distribution (other than
                 upon voluntary or involuntary liquidation), by dividend (but not by redemption or other acquisition of shares or otherwise), is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities.

              2. Liquidation Preference.

                       (a) In the event of any Liquidation Event (as defined at
                 (b) below) either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $6.30 per share plus any accrued and unpaid dividends, for each share of Series A Preferred then held by them (the "SERIES A LIQUIDATION PREFERENCE"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably in satisfaction of the Series A Liquidation Preference in proportion to the aggregate preferential amounts owed to each holder of the Series A Preferred. After payment has been made to the holders of the Series A Preferred of their full Series A Liquidation Preference, any remaining assets shall be distributed ratably to the holders of the Common Stock.

                       (b) For purposes of this Paragraph 2, any transaction,
                 including without limitation a consolidation or merger of the Corporation (other than for purposes of reincorporation), or other corporate reorganization of the Corporation with or into any other corporation or corporations, immediately after which transaction the stockholders of the Corporation (determined prior to such event) hold fifty percent or less in interest of the outstanding voting securities of the surviving corporation, or a sale of all or substantially all of the assets of the Corporation or the acquisition of a majority of the outstanding shares of Common Stock of the Corporation by a person other than (i) AEW Partners, L.P. and its Affiliates, (ii) as a result of the conversion of the Series A Preferred Stock, (iii) Peter Bedford or his Affiliates or members of his immediate family (his spouse, issue, brothers, sisters and their respective issue and trusts for the benefit of such persons) or
                 (iv) underwriters in a public or private placement, shall be treated as a Liquidation Event. "AFFILIATE" shall mean with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control", when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

                       (c) The value of securities and property paid or
                 distributed pursuant to this Paragraph 2 shall be computed at fair market value at the time of payment by the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                       (d) Nothing hereinabove set forth shall affect in any way
                 the right of each holder of Series A Preferred to convert such shares at any time and from time to time into Common Stock in accordance with Paragraph 4 hereof.

              3. Voting Rights and Voting Switch. Except as expressly provided in this Charter, the holders of Series A Preferred shall have no voting rights.

                       (a) Directors. The holder of shares of Series A Preferred
                 as a class shall have the right to elect two members of the Board of Directors (which right to elect such two directors shall be construed for the purposes of this Charter as the right to vote generally in the election of directors) and the holders of shares of Common Stock shall have the right to elect the remaining directors; provided, however, that if at any time
                 (i) the Corporation has failed in two consecutive quarters to pay in full and in a timely manner the quarterly dividends on the Series A Preferred as required by Paragraph 1 (including all dividends accumulated but unpaid for all prior quarters),
                 (ii) Peter Bedford shall cease to serve as the substantially full-time chief executive officer of the corporation, (iii) Peter Bedford and his Affiliates and members of his immediate family (his spouse, issue, brothers, sisters and their respective spouses and issue and trusts for the benefit of such persons) own beneficially fewer than

                 1,198,278 shares of Common Stock of this Corporation (adjusted for any stock splits or similar transactions), or (iv) the Company fails to pay the full redemption price on the shares of Series A Preferred subject to redemption pursuant to Paragraph 5(c) on any redemption date (provided that such redemption was made at the request of holders of a majority of the then outstanding shares of Series A Preferred), then the holders of Series A Preferred shall immediately (and regardless of any subsequent cure) and thereafter be entitled to elect the smallest number of directors constituting a majority of the Board of Directors, and the holders of Common Stock, as a class, shall retain the right to elect the remaining directors. The number of authorized directors is seven and such number cannot be increased without the consent of the holders of Series A Preferred. In order to facilitate the effective control of the Board of Directors by the holders of Series A Preferred upon the occurrence of any event identified in (i),
                 (ii), (iii) or (iv) above, the size of the Board shall automatically be increased to eleven, and the holders of the Series A Preferred, voting together as single class, shall have the exclusive right to elect four persons to fill such newly created vacancies on the Board of Directors. All directors elected by the vote of the Series A Preferred shall be referred to as "Series A Directors". The holders of Series A Preferred may elect the Series A Directors by unanimous written consent, by a special meeting of the holders of Series A Preferred, or at an annual meeting of stockholders of the Corporation. Any special meeting of the holders of Series A Preferred may be called by holders who hold at least 10% of the outstanding shares of Series A Preferred or by a Series A Director and shall be held at the time and place specified by the holder or director calling the meeting. A majority of the holders of the Series A Preferred shall constitute a quorum for the purposes of any such special meeting. In the case of any vacancy occurring among the Series A Directors, a majority of the remaining Series A Directors, if any, may elect a successor to hold office for the unexpired term of such Series A Director. If all Series A Directors shall cease to serve as directors before their terms expire, the holders of Series A Preferred then outstanding may, by unanimous written consent or at a special meeting of the holders of Series A Preferred, elect successors to hold office for the unexpired terms of the Series A Directors.

                       (b) Senior Securities. Authorization of any series or
                 class of equity securities ranking senior or equal to the Series A Preferred with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, must be approved by the affirmative vote of holders of at least a majority of the outstanding shares of Series A Preferred, voting together as a single class.

                       (c) Amendment. Any amendment to the Charter of the
                 Corporation which would materially adversely affect the preferences or rights of the Series A Preferred must be approved by affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred, voting together as a single class.

                       (d) Termination. The voting rights set forth at (b) and
                 (c) above shall terminate if the Common Shares issuable upon conversion of the outstanding shares of Series A Preferred shall represent less than 15% of the total of (i) outstanding shares of Common Stock and (ii) the number of shares of Common Stock that would be outstanding upon conversion of the outstanding Series A Preferred. If the Common Shares issuable upon conversion of the outstanding Series A Preferred represent less than 15% but 7% or more of such total, the voting rights set forth at (a) above shall provide that the holders of shares of Series A Preferred Stock as a class shall only have the right to elect one member of the Board of Directors rather than two; and provided further that the voting rights set forth at
                 (a) above shall terminate if the Common Shares issuable upon conversion of the outstanding shares of Series A Preferred Stock represent less than 7% of such total.

                       (e) Mechanics. Solely for purposes of this Paragraph 3,
                 each holder of shares of Series A Preferred shall be entitled to one vote for each such share of Series A Preferred held on the record date for the vote or consent of stockholders.

                       (f) Notice of Meetings. The holder of each share of the
                 Series A Preferred shall be entitled to notice of any stockholders' meeting in the manner provided in the Bylaws of the Corporation.

              4. Conversion. The holders of the Series A Preferred shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                       (a) Right to Convert. Subject to Subsection (c), each
                 share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after September 18, 1997 at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 for each share of Series A Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series A Preferred shall be $6.00 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Subsection
                 (c) below.

                       (b) Mechanics of Conversion. Before any holder of Series
                 A Preferred shall be entitled to convert the same into shares of Common Stock, the certificate or certificates therefor shall be surrendered, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and the holder shall give written notice by mail, postage prepaid, to the Corporation at its principal office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion, the Corporation shall pay in cash an amount equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors. In determining the amount of fractional share payments, all of the shares of a single holder of Series A Preferred shall be aggregated so that no holder shall receive a fractional share payment equal to or exceeding the value of one share.

                       (c) Conversion Price Adjustments. The Conversion Price of
                 Series A Preferred shall be subject to adjustment from time to time as follows:

                           (i) Special Definitions. For purposes of this
                       Paragraph 4(c), the following definitions shall apply:

                               (l) "OPTIONS" shall mean rights, options or
                           warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                               (2) "ORIGINAL ISSUE DATE" with respect to the
                           Series A Preferred shall mean the date on which the first share of such Series A Preferred was issued.

                               (3) "CONVERTIBLE SECURITIES" shall mean any
                           evidence of indebtedness, shares (other than the Common Stock or Series A

                           Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                               (4) "ADDITIONAL STOCK" shall mean all Common
                           Stock issued (or, pursuant to Paragraph 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable at any time:

                                   (A) upon conversion of the Series A
                               Preferred;

                                   (B) upon exercise of Options outstanding on
                               the Original Issue Date;

                                   (C) upon issue of options to officers,
                               directors, and employees of, and consultants to the Corporation pursuant to the Amended Employee Stock Option Plan and Directors Stock Option Plan of this Corporation in amounts not exceeding the aggregate reserved for issuance under such plans on the Original Issue Date, as increased from time to time provided that any such increase is approved by a majority of the Series A Directors;

                                   (D) upon issue of warrants to underwriters in
                               any firm commitment public offering of securities by this Corporation;

                                   (E) as a dividend or distribution on Series A
                               Preferred or any event for which adjustment is made pursuant to subparagraph (c) (vi) hereof;

                                   (F) by way of dividend or other distribution
                               on

                               Common Stock excluded from the definition of Additional Stock by the foregoing clauses (A),
                               (B), (C), (D), (E) or this clause (F) or on Common Stock so excluded.

                               (ii)  No Adjustment of Conversion Price. No
                           adjustment in the Conversion Price of a particular share of Series A Preferred shall be made as a result of the issuance of Additional Stock unless the consideration per share for such Additional Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred.

                               (iii) Deemed Issue of Additional Shares of Common
                           Stock.

                                     (1) Options and Convertible Securities.
                               Except as otherwise provided in Paragraph 4 (c)
                               (ii), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Additional Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that

                               Additional Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Paragraph 4(c) (v) hereof) of such Additional Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Stock is deemed to be issued.

                                         (A) no further adjustment in the
                                    Conversion Price for such series shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                         (B) if such Options or Convertible
                                    Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                         (C) upon the expiration of any such
                                    Options or any
                                    rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:


                                             (I)  in the case of Convertible
                                         Securities or Options for Common Stock,
                                         the only Additional Stock issued was
                                         Common Stock, if any, actually issued
                                         upon the exercise of such Options or
                                         the conversion or exchange of such
                                         Convertible Securities and the
                                         consideration received therefor was the
                                         consideration actually received by the
                                         Corporation for the issue of all such
                                         Options, whether or not exercised, plus
                                         the consideration actually received by
                                         the Corporation upon such exercise, or
                                         for the issue of all such Convertible
                                         Securities which were actually
                                         converted or exchanged, plus the
                                         additional consideration, if any,
                                         actually received by the Corporation
                                         upon such conversion or exchange, and

                                             (II) in the case of Options for
                                         Convertible Securities, only the
                                         Convertible Securities, if any,
                                         actually issued upon the exercise
                                         thereof
                                         were issued at the time of issue of
                                         such Options, and the consideration
                                         received by the Corporation for the
                                         shares of Additional Stock deemed to
                                         have been then issued was the
                                         consideration actually received by the
                                         Corporation for the issue of all such
                                         Options, whether or not exercised, plus
                                         the consideration deemed to have been
                                         received by the Corporation upon the
                                         issue of the Convertible Securities
                                         with respect to which such Options were
                                         actually exercised;

                                         (D) no readjustment pursuant to clause
                                    (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the date immediately prior to the original adjustment date, or
                                    (ii) the Conversion Price that would have resulted from any issuance of Additional Stock between such date and such readjustment date; and

                                         (E) in the case of any Options which
                                    expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

                                    (2)  Stock Dividends. In the event the
                               Corporation at any time or from time to time after the Original Issue Date shall pay any dividend on the Common Stock payable in Common Stock, then and in any such event, Additional Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid the only Additional Stock deemed to have been issued will be the number of shares of Common Stock actually issued in such dividend, and such shares will be deemed to have been issued as of the close of business on such record date, and the Conversion Price shall be recomputed accordingly.

                          (iv) Adjustment of Conversion Price Upon Issuance of
                       Additional Stock

                                   (1) Prior to September 18, 1997. If prior to
                               September 18, 1997, the Corporation shall issue Additional Stock (including Additional Stock deemed to be issued pursuant to Paragraph 4 (c)
                               (iii)) for a consideration per share less than the Conversion Price for the Series A Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share received by the Corporation for such Additional Stock.

                                   (2) On or after September 18, 1997. If on or
                               after September 18, 1997, the Corporation shall issue Additional Stock (including Additional Stock deemed to be issued pursuant to Paragraph 4(c) (iii)) for a consideration per share less than the Conversion Price for the Series A Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred) plus the number of shares of such Additional Stock so issued.

                               (v) Determination of Consideration. For purposes
                           of this Paragraph 4 (c), the consideration received by the Corporation for the issue of any shares of Additional Stock shall be computed as follows:

                                   (1) Cash and Property: Such consideration
                               shall:

                                       (A) insofar as it consists of cash, be
                                   computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                       (B) insofar as it consists of property
                                   other than cash, be computed at the
                                   fair value thereof at the time of such issue, as determined in good faith by the Board: and

                                       (C) in the event Additional Stock is
                                   issued together with other shares or
                                   securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                                   (2) Options and Convertible Securities. The
                               consideration per share received by the
                               Corporation for Additional Stock deemed to have been issued pursuant to Paragraph 4(c) (iii) (1), relating to Options and Convertible Securities, shall be determined by dividing:

                                       (X) the total amount, if any, received or
                                   receivable by the Corporation as
                                   consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                                        (Y) the maximum number of shares of
                                   Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                   (vi)  Adjustments for Subdivisions,
                               Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, the Conversion Price for each series then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                   (vii) Adjustments for Other Distributions. In
                               the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Paragraph 4 or as otherwise provided in Paragraph 1(b), then and in each such event provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of

                               Series A Preferred been converted into shares of Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Paragraph 4 with respect to the rights of the holders of the Series A Preferred.

                                   (viii) Adjustments for Reclassification,
                               Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares, consolidation or merger provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

                               (d) No Impairment. The Corporation will not, by
                           amendment of its Charter or through any
                           reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred against impairment.

                               (e) Certificate as to Adjustments. Upon the
                           occurrence of each adjustment or readjustment of the Conversion Price for the Series A Preferred pursuant to this Paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect at the time for such series, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred

                               (f) Notices of Record Date. In the event of any
                           taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.

                               (g) Reservation of Stock Issuance Upon
                           Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, in addition to such other remedies as shall be available to the holder of such Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                               (h) Notices. Any notice required by the
                           provisions of this Paragraph (4) to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                        5. Redemption. The Series A Preferred shall be
                     redeemable as follows:

                               (a) Redemption at the Option of the Corporation
                           after 1997 but Prior to 2000. At any time after September 18, 1997, but prior to September 18, 2000, the Series A Preferred may be redeemed in whole (but not in part) at the option of the Corporation. The Corporation will give notice to the holders of Series A Preferred of its intent to redeem the Series A Preferred not less than 30 nor more than 60 days prior to the date set for redemption. The redemption price shall be that amount necessary to cause the holders of the Series A Preferred to have received an internal rate of return (defined below) of 25% per annum over the period of the first two years commencing with the Original Issue Date and an internal rate of return of 20% per annum over the period from and after two years after the Original Issue Date until the date of redemption (but not beyond September 18, 2000). For the purposes of this paragraph

                           (a), "internal rate of return" or "IRR" shall be calculated using the acquisition purchase price paid by the holders of the Series A Preferred under the stock purchase agreement under which such shares were originally issued as the investment "out-flows", with payments of dividends or other distributions received by the Series A Preferred holders hereunder taken into account as "in-flows" provided that (i) the original purchasers of the Series A Preferred shall be deemed to be the holders of the Series A Preferred for the purposes of calculating investment amounts and receipts, (ii) the fact that such holders may from time to time finance or leverage funds invested in the purchase of the Series A Preferred shall not affect either the characterization or calculation of such investment amounts (i.e. neither receipt of the proceeds of any such financing nor the payment of any debt service or costs related to such financing shall be taken into account), (iii) neither the fact of any transfer of Series A Preferred from the original holders nor the amount of any consideration received by the original holders or paid by the successor holders in connection with any transfer shall affect the calculation of internal rate of return and (iv) all items of investment/expense and receipt shall be deemed to have been invested/expended or received on the last day of the calendar month in which they occur. An example of the calculation of IRR is attached as Schedule 1.

                               (b) Redemption at the Option Of the Corporation
                           after Five Years of Upon Less than 400,000 Shares Outstanding. Notwithstanding the provisions of Paragraph 5(a), (i) at any time after September 18, 2000, or (ii) at any time prior thereto if there shall be less than 400,000 shares of Series A Preferred outstanding (adjusted for any stock splits or similar transactions), the Series A Preferred may be redeemed in whole or in part at the option of the Corporation. The Corporation will give notice to the holders of the Series A Preferred of its intent to redeem the Series A Preferred not less than 30 nor more than 60 days prior to the redemption date. The redemption price shall be $6.30 per share (declining $0.06 for each of the first 5 full years after September 18, 2000), plus in each case, all accrued and unpaid dividends.

                               (c) Redemption as Preferred Stockholders Option.
                           After September 18, 1996, the Corporation will be required, at the option of the holders of the Series A Preferred, to redeem the Series A Preferred of any holder demanding redemption at a price of $6.00 per share plus all accrued and unpaid dividends on the occurrence of any one or more of the following:

                                   (i)   failure in two consecutive quarters to
                               pay in full the quarterly dividends on the Series A Preferred required by paragraph 1 of this
                               Section 5 (including all dividends accumulated but unpaid for all prior quarters);

                                   (ii)  a default in the payment of principal
                               or interest on any institutional debt (or debts) having an outstanding balance (or balances aggregating) greater than (a) $5 million for non-recourse debt, and (b) $2 million for recourse debt (which default, in either case, shall not have been cured by the Corporation within 30 business days from the time the Corporation receives written notification of the default);

                                   (iii) failure to comply with paragraph 6
                               hereof;

                                   (iv)  for calendar year 1996, the
                               Corporation's FAD (defined below) fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Series A Preferred;

                                   (v)   for calendar year 1997, the
                               Corporation's FAD fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Series A Preferred and annual dividends on the Common Stock equal to at least a seven percent (7%) yield on $5.72; and

                                   (vi) for calendar year 1998 and subsequent
                               years, the Corporation's FAD fails to reach at least a break-even dividend coverage equal to the full dividend payable on the Preferred Stock and dividends on the Common Stock equal to at least an eight percent (8%) yield on $5.72 (rounded to the nearest whole cent).

         For purposes of this Charter, Funds Available for Distribution ("FAD") shall mean "Funds From Operations" minus "Non-Revenue Enhancing Capital Expenditures". The calculation of FAD shall be made by the Corporation and the Corporation's independent public accounting firm shall prepare a special use report on such calculation.

         "Funds From Operations" or "FFO" shall be defined in accordance with the FFO White Paper prepared in March 1995 by the National Association of Real Estate Investment Trusts and shall mean the Corporation's net income (computed in accordance with generally accepted accounting principles in effect on December 31, 1994, applied in a manner consistent with the Corporation's accounting policies and practices as of that date), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. As the White Paper provides, only depreciation and amortization of assets uniquely significant to the real estate industry will be added back. Amounts added back would include real property depreciation, amortization of capitalized leasing expenses, tenant allowances or improvements, and the like. Specifically excluded are the add back of items such as the amortization of deferred financing costs, depreciation of computer software, company office improvements, and other items commonly found in other industries and required to be recognized as expenses in the calculation of net income. Items classified by generally accepted accounting principles as extraordinary or unusual, along with significant non-recurring events that materially distort the comparative measurement of company performance over time, are not meant to be reductions or increases in FFO, and should be disregarded in its calculation. The use of a corporate form versus a partnership form for unconsolidated partnerships and joint ventures should not affect the determination of whether an entity is to be treated as a joint venture for purposes of the definition. Gains or losses on sales of securities or undepreciated land shall be included in FFO, unless they are unusual and nonrecurring.

         "Non-Revenue Enhancing Capital Expenditures" shall mean those capital expenditures (computed in accordance with generally accepted accounting principles consistently applied) made with respect to existing - real property that the Corporation has owned and leased to others in order to continue (but not those expenditures designed to enhance) the revenue-generating capacity of the property; the following categories of capital expenditures shall not be included for this purpose (and accordingly, the listed capital expenditures will not be deducted from FFO in computing FAD): capital expenditures relating to (i) acquisitions, (ii) deferred maintenance on acquisitions, (iii) tenant improvements and leasing commissions on square footage that was not leased at the time of acquisition, (iv) development of new properties or material new elements of existing properties, and (v) improvements to bring a property into compliance with governmental regulations.

                           (d) Waiver. The Corporation shall promptly notify
                       each holder of Series A Preferred of the occurrence of any event set forth at (c) above, and unless such holder has submitted a notice of redemption to the Corporation on or before 90 days after receipt of the Corporation's notice, the holder shall be deemed to have waived the right to have shares of Series A Preferred redeemed as a result of such occurrence. No such waiver shall constitute a waiver of rights with respect to any subsequent occurrence.

                           (e) Redemption Date: Notice of Redemption. The notice
                       of redemption submitted by the Corporation or a Series A Preferred Stockholder shall set forth: (i) the redemption date which shall be not less than 30 nor more than 60 days after the date of the notice in the case of notice submitted by the Corporation and not less than 30 nor more than 180 days after the date of the notice in the case of notice submitted by a Series A Preferred stockholder; (ii) the redemption price; and (iii) the place at which the shareholders may obtain payment of the redemption price upon surrender of their share certificates. In case of a partial redemption of Series A Preferred, such redemption shall be pro rata among the various holders thereof or as determined by lot in the discretion of the Board of Directors. On or before the redemption date, each holder of shares called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemption price on the redemption date. If less than all of the shares represented by a surrendered certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

         If, on or before the redemption date, the Corporation has cash funds available or has deposited for such purpose in trust with a bank or trust company sufficient funds to pay the redemption price in full to the holders of all shares called for redemption, the shares so called shall be deemed to be redeemed as of the date of deposit, dividends on those shares shall cease to accrue and no interest shall accrue on redemption price from and after the redemption date.

         All Conversion Rights shall remain valid and effective following the Corporation's notice of redemption, provided that the right to convert shares shall terminate at the close of business on the fifth day prior to the redemption date if the holder thereof has not exercised its Conversion Right in accordance with Paragraph 4(b) on or prior to such date. Any amounts so deposited on account of the redemption price of shares converted subsequent to the date of deposit shall be repaid to the Corporation forthwith upon the conversion of such shares.

                           (f) Automatic Redemption and Authority for Non-Series
                       A Directors to Cancel. In the event that the size of the Board of Directors has been increased to eleven pursuant to Clauses (i), (ii) or (iii) of Paragraph 3(a) hereof and the holders of Series A Preferred have elected four Series A Directors to fill the newly created vacancies (the date on which the last of such four directors is elected being referred to as the "Board Switch Date"), then all of the shares of Series A Preferred shall be redeemed on the 180th day following the Board Switch Date pursuant to paragraph 5(a) or 5(b) (other than the notice requirements and with any automatic redemption occurring prior to September 18, 1997 being deemed a redemption pursuant to paragraph 5(a)), as applicable, from holders of record of such Shares as of the close of business on the 150th day following the Board Switch Date, unless a majority of the directors who are not Series A Directors rescind such automatic redemption prior to the 180th day following the Board Switch Date. Nothing in this paragraph (f) is intended to limit the rights of the Series A Preferred to effect a redemption pursuant to paragraph 5(c) or to limit the authority of a majority of the full board to effect a redemption pursuant to paragraphs 5(a) or 5(b), including the ability to call the Series A Preferred for redemption during the 180 day period following a Board Switch Date notwithstanding the rescission of an automatic redemption by the directors who are not Series A Directors pursuant to this clause (f) during that period.

                           (g) Payment in Cash. All redemption payments shall be
                       made in cash; provided, however, that if shares of Series A Preferred are called for redemption pursuant to paragraph 5(c) and the Corporation does not reasonably believe that it can obtain the cash necessary to make the redemption payment by the redemption date, the Corporation within 30 days after the date of the redemption notice may provide the holders of Series A Preferred a proposal to pay the redemption price in other than cash, including real property, fully-collateralized senior promissory notes or other assets. Such proposal shall contain a valuation of any assets proposed to be transferred or to be used as collateral to secure the Corporation's obligations. The holders of a majority of the outstanding shares of Series A Preferred called for redemption shall have the right in their absolute discretion, for any reason or no reason, for a period of 30 days to accept or reject such proposed alternative redemption payment following submittal by the Corporation. If holders of a majority of the outstanding shares of Series A Preferred fail to respond within such 30 day period, they shall be deemed to have rejected such proposal.

                           (h) Payment Prohibited By Law. If the Corporation
                       fails to make a redemption payment because such payment is prohibited by Section 2-311 of the Maryland General Corporation Law or similar statute, then on the redemption date the Corporation shall provide to the holders of Series A Preferred, whose shares are subject to redemption, payment of the maximum amount that may then be legally paid, on a pro rata basis, together with a certificate of the chief executive or chief financial officer of the Corporation setting forth the computation made under the applicable statutory provision to determine what amount could be legally paid. Thereafter, until the shares subject to redemption have been fully redeemed, within fifteen days after the end of each month, the Corporation shall provide the holders of Series A Preferred whose shares are subject to redemption, a similar certificate showing the computation of the maximum legally permitted redemption payment that may be made as of the end of such month, together with the maximum permitted payment, if any, on a pro rata basis. All shares of Series A Preferred for which the redemption payment has not been made on the redemption date shall be considered to be outstanding for all purposes. Nothing in this paragraph
                       (h) is intended to limit the other rights of the Series A Preferred relating to the failure of the Company to make a redemption payment.

                    6. Protective Provisions.

                           (a) For so long as the shares of Common Stock
                       issuable upon conversion of the outstanding shares of Series A Preferred represent at least 15% of the total of
                       (a) the shares of Common Stock outstanding, plus (b) the shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, then the Corporation shall not voluntarily file or assent to or in any other way participate in the filing of an involuntary petition in bankruptcy or seek similar protection from creditors under federal or state bankruptcy or insolvency laws without first obtaining the approval of holders of a majority of the outstanding shares of Series A Preferred.

                           (b) For so long as (I) either the original purchaser
                       of the Series A Preferred still holds shares of Series A Preferred or at least one holder holds more than 50% of the outstanding shares of Series A Preferred and (II) the shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred represent at least 15% of the total of (A) the shares of Common Stock outstanding, plus (B) the shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, then the Corporation shall not take any of the following actions without first obtaining the approval of the original purchaser or, if a holder other than the original purchaser owns more than 50% of the outstanding shares of Series A Preferred, such holder ("the Approving Person"):

                               (i) The issuance of or modification of any debt in principal amount which exceeds $10 million;

                               (ii) New investments, including a purchase of real estate operating companies or real estate investment trusts, as defined in Section 856 of the Internal Revenue Code of 1986 ("REIT"), with a purchase price equal to or greater than $10 million, or any series of purchases within any 90 day period with aggregate purchase prices exceeding $25 million;

                               (iii) Issuance of any equity securities other
                           than options granted pursuant to the Director Option Plan or the Employee Option Plan or Common Stock issued upon exercise of such options (except approval will not be required upon issuance of any equity securities the proceeds of which will be used to redeem the Series A Preferred);

                               (iv) Sale of any asset or assets with a sales price in excess of $10 million, or any series of sales within any 90 day period with aggregate sales prices exceeding $25 million;

                               (v)   Consolidation or merger of the Corporation;

                               (vi) Modification in any material respect of any employment agreement with an executive officer of the Corporation, including compensation;

                               (vii) Modification of the agreement between the Corporation and Westminster Holdings, Inc., a California corporation, or any other agreement between the Corporation and Peter Bedford or any Affiliate of Peter Bedford which would make such agreement less favorable to the Corporation, or entering into any new agreement, arrangement or transaction with Peter Bedford or any Affiliate of Peter Bedford; provided, however, that this clause
                           (vii) shall not apply to the Standstill Agreement to be entered into between Peter Bedford and the Corporation;

                               (viii) Issuance of awards of any shares or
                           options other than those permitted in paragraph (iii) above;

                               (ix)   The termination of the Corporation's
                           status as a REIT for tax purposes;

                               (x)    Any substantial change in the
                           Corporation's business strategies;

                               (xi) Permit Peter Bedford's ceasing to serve as substantially full-time chief executive officer of the Corporation or disposing of his shares of Common Stock 80 that Peter Bedford and his Affiliates and members of his immediate family, his spouse, issue, brothers, sisters, and their respective spouses and issue, and trusts for the benefit of such persons) own beneficially less than 1,198,278 shares of Common Stock (as adjusted for stock splits or similar transactions); and

                               (xii) any amendment to the resolution of the Board of Directors exempting from the terms of
                           Section 3-602 of the Maryland General Corporation Law and the Charter any transaction between AEW Partners, L.P. (or any Affiliate of AEW Partners, L.P.) and the Corporation and any transaction contemplated by or resulting from the exercise of any redemption right of the

                           Series A Preferred which may constitute a business combination.

With respect to each of the above transactions, the Approving Person shall be provided with the information regarding the proposed transaction ten business days (any day, Monday through Friday, in which the New York Stock Exchange is open for regular trading) prior to the scheduled approval date. If the Approving Person shall not deliver a written notice objecting to the particular transaction before the end of such ten business day period, the Approving Person shall be deemed to have consented to such transaction.

                           (c) In the event that any holder of Series A
                       Preferred takes any legal action to enforce any of its rights under this Section 5 of Article V of the Corporation's Charter, the non-prevailing party shall be required to pay the costs and expenses of the prevailing party incurred in connection with such action, including attorney and witness fees.

     SECOND: The charter of the Corporation is further amended by replacing
Article VII in its entirety with the following:

                                   ARTICLE VII
                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

         Section 7.1. Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

         Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall mean not more than five percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meaninqs.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock, Preferred Stock and Series A Preferred Stock.

         Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Charter. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean not more than five percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318 (a) of the Code, as modified by Section 856 (d)
     (5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of

     Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to
     Section 7.2.8: (a) for Peter B. Bedford, fifteen percent of the lesser of the number or value of the outstanding shares of Common Stock, (b) for AEW Partners, L.P., a Delaware limited partnership ("AEW") together with a partnership or limited liability company that is 100% owned directly or indirectly by AEW, (i) fifty-eight percent of the lesser of the number or value of the outstanding shares of Common Stock and (ii) one hundred percent of the outstanding shares of Series A Preferred Stock and (c) for other, subsequently designated Excepted Holders, as to any class or series of the outstanding Capital Stock, the percentage limit established by the Board of Directors pursuant to Section 7.2.7. For these purposes, the outstanding Common Stock shall include the shares of Common Stock into which outstanding shares of Series A Preferred Stock are convertible, and if shares of the Series A Preferred Stock are redeemed by the Corporation,
     (a) the percentage limit applicable to Peter Bedford shall be automatically increased so as to permit his continued ownership after the redemption of that number of shares Common Stock that he was permitted to own under the applicable Excepted Holder Limit immediately before the redemption, and (b) notwithstanding Section 7.2.7(d), the percentage limit with respect to shares of Common Stock applicable to AEW shall be automatically decreased by the same amount as the increase in (a).

         Initial Date. The term "Initial Date" shall mean the date upon which the Articles of Amendment containing this Article VII are filed with the State Department of Assessments and Taxation of Maryland.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation

     System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

         MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

         NYSE. The term "NYSE" shall mean the New York Stock Exchange.

         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642 (c) of the Code, association, private foundation within the meaning of
     Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of
     Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

         REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Article VI, Section 9 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and
     (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Trust. The term "Trust" shall mean any trust provided for in Section 7.3.1.

         Trustee. The term "Trustee" shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

         Section 7.2 Capital Stock.

         Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

              (a) Basic Restrictions.

                  (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                  (ii) No Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                  (iii) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated interdealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

              (b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

                  (i) then that number of shares of the Capital Stock, the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole shares), shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                  (ii) if the transfer to the Trust described in clause (i) of this sentence would not be
              effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate
              Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

         Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

         Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

         Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                  (a) every owner of more than five percent (or such lower
              percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital

              Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Capital Stock Ownership Limit.

                  (b) each Person who is a Beneficial or Constructive Owner of
              Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

         Section 7.2.5 Remedies Not Limited. Subject to Article VI, Section 9 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

         Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

         Section 7.2.7 Exceptions.

              (a) Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership

         Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                  (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain (to the extent practicable and prudent) that no individual's Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

                  (ii) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain (to the extent practicable and prudent) that such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

                  (iii) such Person agrees that any violation or attempted
              violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

              (b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

              (c) Subject to Section 7.2.1(a) (ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

              (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

         Section 7.2.8. Increase in Aggregate Stock Ownership and Common Stock Owner Limits. The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

         Section 7.2.9 Legend. Each certificate for shares of Capital Stock shall bear the following legend:

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of five percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of

         Capital Stock of the Corporation in excess of five percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856 (h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

         Section 7.3 Transfer of Capital Stock in Trust

         Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1 (b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

         Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The

     Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

         Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.

         Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in
     Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii)' to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

         Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

         Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     THIRD: The charter of the Corporation is further amended by replacing
Article VIII, Section 3, Paragraph (c) in its entirety with the following:

                  (c) A person shall be a "beneficial owner" or shall
              beneficially own" stock of the Corporation:

                  (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     FOURTH: The charter of the Corporation is further amended by replacing
Article VIII, Section 3, Paragraph (e) in its entirety with the following:

                  (e) "Affiliate" or "Associates" shall have the respective
              meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 5, 1993.

     FIFTH: The amendments to the charter of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law and by the Charter of the Corporation.

     SIXTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 40,000,000, of which 30,000,000 were shares of Common Stock, $0.01 par value per share, and 10,000,000 were Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having a par value was $400,000.00.

     SEVENTH: The total number of shares of stock which the Corporation has authority to issue, pursuant to the charter of the Corporation as hereby amended, is 50,000,000, of which 30,000,000 are shares of Common Stock, $0.01 par value per share, 10,000,000 are shares of Preferred Stock, $0.01 par value per share, and 10,000,000 are shares of Series A Convertible

Preferred Stock. The aggregate par value of all authorized shares of stock having a par value is $500,000.00

     EIGHTH: The undersigned Chairman of the Board acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary on this 13th day of September, 1995.

ATTEST:

BEDFORD PROPERTY INVESTORS, INC.

By:               /s/ Peter B. Bedford
     Chairman of the Board
     and Chief Executive Officer
     Peter B. Bedford

By:               /s/ Jennifer I. Mori
     Secretary
     Jennifer I. Mori

(Seal)

                                   SCHEDULE 1

                          REDEMPTION PRICE CALCULATION

                          Year 1           Year 2           Year 3          Year 4
                          ------           ------           ------          ------
Preferred Stock       $ 50,000,000       50,000,000       50,000,000       50,000,000

Accrued Redemption
   Premium                       0        8,000,000       18,000,000       27,100,000
                      ------------     ------------     ------------     ------------
Total Investment
   Basis(1)             50,000,000       58,000,000       68,000,000       77,100,000

Internal Rate of
   Return                    25.00%           25.00%           20.00%           20.00%
                      ------------     ------------     ------------     ------------
Total Return            12,500,000       14,500,000       13,600,000       15,420,000

Minimum Dividends
   Paid                 (4,500,000)      (4,500,000)      (4,500,000)      (4,500,000)
                      ------------     ------------     ------------     ------------
Accrued Redemption
   Premium            $  8,000,000     $ 10,000,000     $  9,100,000     $ 10,920,000
                      ============     ============     ============     ============
Redemption Price(2)   $ 58,000,000     $ 68,000,000     $ 77,100,000     $ 88,020,000
                      ============     ============     ============     ============


Footnotes:

(1)   Beginning of 12 month period.

(2)   End of 12 month period.

Note: The above analysis calculates the redemption price at the end of four consecutive twelve month periods. The actual redemption price would be calculated based upon the exact number of days between the date of initial investment and the date of redemption utilizing the required internal rates of return applicable to each period and the actual dividends paid, as such dividends paid may exceed the minimum dividends indicated above.

                        BEDFORD PROPERTY INVESTORS, INC.

                            ARTICLES OF INCORPORATION

                                    ARTICLE I

                                  INCORPORATOR

         The undersigned, James J. Hanks, Jr., whose address is 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

         The name of the corporation (the "Corporation") is:

                        Bedford Property Investors, Inc.

                                   ARTICLE III

                                     PURPOSE

         The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code.

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is an individual residing in the State of Maryland.

                                    ARTICLE V

                                      STOCK

         Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 40,000,000 shares, of which 30,000,000 are shares of Common Stock, $.01 par value per share ("Common Stock"), and 10,000,000 are shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having a par value is $400,000.00.

         Section 2. Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote.

         Section 3. Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series as is authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of Preferred Stock outstanding at the time and notwithstanding any other provisions of the charter of the Corporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, the terms, preferences, conversion of other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock.

         Section 4. Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws of the Corporation.

                                   ARTICLE VI

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 1. Number and Classification. The number of directors of the Corporation initially shall be five, which number may be increased or decreased pursuant to the Bylaws of the Corporation; provided, however, that (a) if there is stock outstanding and so long as there are three or more stockholders, the number of directors shall never be less than three and (b) if there is stock outstanding and so long as there are less than three stockholders, the number of directors may not be less than the number of stockholders. The names of the directors who shall serve effective immediately and until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

                                Claude M. Ballard
                                Peter B. Bedford
                                  Anthony Downs
                                Anthony M. Frank
                                Martin I. Zankel

         Section 2. Extraordinary Actions. Except as otherwise herein specifically provided, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of holders or shares entitle to cast a majority of all the votes entitled to be cast on the matter.

         Section 3. Authorization by Board of Stock Issuance. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class. Whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws of the Corporation or in the general laws of the State of Maryland.

         Section 4. Preemptive Rights. Except as may be provided by the Board of Directors in authorizing the issuance of shares of Preferred Stock pursuant to
Article V, Section 3, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation which it may issue or sell.

         Section 5. Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a preceding to, (a) any individual who is a present or former director, officer or employee of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Section 6. Related Party Transactions. Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Directors, and the contract or transaction is approved by the affirmative vote of a majority of the disinterested directors, even if they constitute less than a quorum of the Board. Any director of the Corporation who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Directors considering such matter.

         Section 7. Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter of the Corporation and in the absence of (a) actual receipt of an improper benefit in money, property or services or (b) an adverse judgment or other final adjudication based on a finding that an act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distribution on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

         Section 8. Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Directors included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Certificate of Incorporation of the Corporation, or construed or deemed by inference or otherwise in an any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.

         Section 9. REIT Qualification. The Board of Directors shall use its reasonable best efforts to cause the Corporation and its stockholders to qualify for federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT; provided, however, that if the Board of Directors determines that it is no longer in the best interests of the Corporation for it to continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to
Section 856(g) of the Code.

                                   ARTICLE VII

                           RESTRICTION ON TRANSFER OF
                      SHARES AND CERTAIN STOCK REPURCHASES

         Section 1. Refusal to Transfer. The Corporation is authorized to refuse to accept for transfer or to issue a new certificate for any shares of capital stock delivered for transfer if the Board of Directors in good faith concludes that any such sale, transfer or issuance will or could result in the loss of status of the Corporation as a "real estate investment trust" within the meaning set forth in the Internal Revenue Code of 1986, as amended, the regulations thereunder, or any interpretation thereof by a court or other governmental agency of competent jurisdiction.

         Section 2. Repurchases. The Corporation shall not purchase, directly or indirectly, at a price above the market price prevailing at the time of purchase, any stock from any person or any Affiliate or Associate (as hereinafter defined) of such person, who beneficially owns more than three percent (3%) of the outstanding stock of the class of stock to be purchased, unless (a) such purchase has been approved by an affirmative vote of the holders of a majority of the aggregate outstanding voting stock of the Corporation held by stockholders other than such person or any Affiliate or Associate of such person, or (b) the Corporation offers to purchase from all stockholders of the Corporation, other than such person or any Affiliate or Associate of such person, all shares of such class and all shares convertible into such class for a price at least equal to the price being offered to such person or any Affiliate or Associate of such person; provided, however, that notwithstanding the foregoing, the Board of Directors may authorize the Corporation to purchase, directly or indirectly, on terms approved by the Board of Directors, any stock from any person or any Affiliate or Associate of such person without the vote or consent of the stockholders to the extent such purchase is deemed by the Board in good faith to be necessary to meet the requirements for a real estate investment trust" within the meaning set forth in the Internal Revenue Code of 1986, as amended, the regulations thereunder, or any interpretation thereof by a court or other governmental agency of competent jurisdiction.

         Section 3. Beneficial Owner. A person shall be a "beneficial owner" or shall "beneficially own" stock of the Corporation:

              (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly: or

              (b) which such person or any of its Affiliates or Associates has
         (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

              (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         Section 4. Affiliates. "Affiliate" or Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and regulations under the Securities Exchange Act of 1934, as in effect on April 5, 1993.

                                  ARTICLE VIII

                              BUSINESS COMBINATIONS

         Section 1. Necessary Vote. In addition to any vote otherwise required by law or these Articles of Incorporation, a Business Combination, as hereinunder defined, shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

         Section 2. Exceptions. The provisions of Section 1 of this
Article VIII shall not apply to any Business Combination if:

              (a) The Corporation is at the time of the consummation of the Business Combination, and at all times throughout the preceding twelve months has been, directly or indirectly, the beneficial owner of a majority of each class of the outstanding "equity securities" (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 9, 1984) of the Interested Stockholder (as hereinafter defined) which is a party to such transaction; or

              (b) Such Business Combination has been approved by a majority of the Board of Directors who, at the time such approval is given, were not Affiliates (as hereinafter defined) or nominees of the Interested Stockholder and were members of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder ("Disinterested Directors"), and any successor of a Disinterested Director who is not an Affiliate or nominee of the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors; or

              (c) All of the following conditions shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Voting Stock in such Business Combination shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) aid by the Interested Stockholder for any shares of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                  (ii) The consideration to be received by holders of a
              particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such Voting Stock. If the Interested Stockholder paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be paid by the Interested Stockholder for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

         Section 3. Definitions. For the purposes of this Article VIII:

              (a) A "Business Combination" shall mean:

                  (i) any merger or consolidation of the Corporation with or into (1) any Interested Stockholder (as hereinafter defined) or
              (2) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or an Affiliate of any Interested Stockholder of any of the assets of the Corporation having an aggregate fair market value of Five Million Dollars ($5,000,000.00) or more; or

                  (iii) any reclassification of securities (including any
              reverse stock split), or recapitalization of the Corporation or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation convertible into such class of equity securities which is directly or indirectly owned by any Interested Stockholder of any Affiliate of any Interested Stockholder; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder.

              (b) "Interested Stockholder" shall mean any individual, firm, corporation (other than the Corporation) or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the transactions described in clauses
         (i) through (iv) of subsection (a) of this Section 3, or



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         immediately prior to the consummation of any such transaction, is the beneficial owner of ten percent (10%) or more of the outstanding Voting Stock;

              (c) "Beneficial owner" or "beneficially own" shall have the meaning set forth in Section 3 of Article VII of these Articles of Incorporation.

              (d) For the purpose of determining whether a person is an Interested Stockholder pursuant to subsection (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through the application of Section 3 of
         Article VII of these Articles of Incorporation but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

              (e) "Affiliate" or "Associate" shall have the meaning set forth in
         Section 4 of Article VII of these Articles of Incorporation.

              (f) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date of the consummation of the Business Combination of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock was determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                                   ARTICLE IX

                                   AMENDMENTS

         The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding



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
stock. Any amendment to the charter of the Corporation shall be valid only if such amendment shall have been approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that eighty percent (80%) of the outstanding voting stock of the Corporation, voting together as a single class shall be required to amend or adopt any provisions inconsistent with Article VIII of these Articles of Incorporation or with the reference to
Article VIII in this sentence. All rights and powers conferred by the charter of the Corporation on stockholders, directors and officers are granted subject to this reservation.

                                    ARTICLE X

                             LIMITATION OF LIABILITY

         To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors, officers and employees, no director, officer or employee of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the charter or the Bylaws of the Corporation inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 29th day of June, 1993.

                             /s/ James J. Hanks, Jr.
                                  James J. Hanks, Jr.



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